Exhibit 5
METTE, EVANS & WOODSIDE
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

1105 BERKSHIRE BOULEVARD
SUITE 320
WYOMISSING, PA 19610

TELEPHONE (610) 374-1135 FAX (610) 371-9510

December 13, 2006

Board of Directors
Community Banks, Inc.
777 East Park Drive
Harrisburg, Pennsylvania 17111

Re:	Registration Statement on Form S-4; Merger of East Prospect State Bank and into
CommunityBanks, a Subsidiary of Community Banks, Inc.

Ladies and Gentlemen:

In connection with the proposed offering of up to 785,983 shares of common stock, $5.00 par value (the “Common Stock”), by Community Banks, Inc. (the “Company”), covered by the Company’s Registration Statement on Form S-4 filed on December 13, 2006 and any amendment thereto (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, as special counsel to the Company, have reviewed:

(1) the Articles of Incorporation of the Company;

(2) the Bylaws of the Company;

(3) the resolutions adopted August 29, 2006 by the Board of Directors of the Company;

(4) the Registration Statement; and

(5) such other documents, papers and matters of law as we have deemed necessary under the circumstances.

Based upon our review of the foregoing, it is our opinion that:

(1) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

(2) The Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Mette, Evans & Woodside
METTE, EVANS & WOODSIDE